EXHIBIT 99.1

RISK FACTORS

     Investing in the common stock of MGE Energy, Inc. (“MGE Energy” or the “Company”) involves risks, including the risks described below, that could affect the energy industry, as well as the Company and its business. You should not purchase the Company’s common stock unless you understand these investment risks. Although the Company has tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and the Company cannot predict such risks or estimate the extent to which they may affect its financial performance. Before purchasing the Company’s common stock, you should carefully consider the following risks and the other information in the Company’s registration statement on Form S-3 (No. 333-103659), as amended from time to time, as well as the documents incorporated by reference therein. Each of the risks described below could result in a decrease in the value of the Company’s common stock and your investment therein.

     Unless otherwise indicated or unless the context otherwise requires, all references in this exhibit to “MGE Energy,” “we,” “our” and “us” refer to MGE Energy, Inc. and its subsidiaries.

UTILITY RISKS

We are subject to government regulations that may have an impact on our business and our results of operations.

     MGE Energy is a utility holding company subject to the Public Utility Holding Company Act of 1935, as amended (“PUHCA”); however we are currently exempt from regulation under PUHCA. We are subject to regulation as a holding company by the Public Service Commission of Wisconsin (“PSCW”).

     Madison Gas and Electric Company (“MGE”), a wholly owned subsidiary of MGE Energy, is subject to regulation by several federal, state and local regulatory agencies, which influences its operating environment, including its ability to recover costs from utility customers and to site and construct new facilities. The PSCW establishes the rates that MGE can charge customers for gas and energy. If costs exceed the established rates, it could have a negative impact on our results of operations. MGE’s business is conducted in accordance with applicable laws; however, we are unable to predict the impact on our operating results from the future regulatory activities of any of these agencies. Changes in costs of operation, allowable rates and other regulations or the imposition of additional regulations could have an adverse impact on our results of operations and on our ability to pay dividends on our common stock.

As a holding company, we are dependent on upstream cash flows from our subsidiaries, which may affect our ability to pay dividends on our common stock.

     As a holding company, we have no operations of our own. Our ability to pay dividends on our common stock at the current rate is primarily dependent on the earnings and cash flows of our operating subsidiaries and their ability to pay upstream dividends or to repay funds to us. Prior to funding us, our subsidiaries have financial obligations that must be satisfied, including among others, debt service and obligations to trade creditors.

Our subsidiaries are subject to environmental laws and regulations that may increase our cost of operations, impact or limit our business plans, or expose us to environmental liabilities.

     Our subsidiaries are subject to numerous environmental regulations affecting many aspects of our present and future operations, including air emissions, water quality, wastewater discharges, solid waste, and hazardous waste. These laws and regulations can result in increased capital, operating, and other costs, particularly with regard to enforcement efforts focused on power plant emissions obligations. These laws and regulations generally require us to obtain and comply with a wide variety of environmental licenses, permits, inspections and other approvals. Both public officials and private individuals may seek to enforce applicable environmental laws and regulations. We cannot predict the outcome (financial or operational) of any related litigation that may arise.

     In addition, we may be a responsible party for environmental clean up at sites identified by a regulatory body. We cannot predict with certainty the amount and timing of all future expenditures related to environmental matters because of the difficulty of estimating clean up costs. There is also uncertainty in quantifying liabilities under environmental laws that impose joint and several liability on all potentially responsible parties.

     We cannot assure you that existing environmental regulations will not be revised or that new regulations seeking to protect the environment will not be adopted or become applicable to us. Revised or additional regulations which result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from our customers, could have an adverse effect on our results of operations and on our ability to pay dividends on our common stock.

MARKET RISKS

Commodity Price Risk

     MGE Energy, through MGE, has commodity price risk exposure with respect to the prices of natural gas, electricity, coal, and oil. We use derivatives, including futures, forwards and swaps, to manage commodity risk. In the future, we could recognize financial losses on these contracts as a result of volatility in the market values of the underlying commodities or if a counterparty fails to perform under a contract. In the absence of actively quoted market prices and pricing information from external sources, the valuation of these financial instruments can involve management’s judgment or use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the value of the reported fair value of these contracts.

Interest Rate Risk

     MGE Energy and MGE are exposed to interest rate risk on their variable rate financing. MGE has $15.0 million in variable-rate long-term debt outstanding as of June 30, 2003. Borrowing levels under commercial paper arrangements vary from period to period depending upon capital investments and other factors. Such interest rate risk may make it more difficult to satisfy our obligations and to pay dividends on our common stock at the current rate.

Weather Risk

     MGE’s electric revenues are sensitive to the summer cooling season and, to a lesser extent, the winter heating season. A significant portion of MGE’s gas system demand is driven by heating. MGE’s gas margin (revenues less gas purchased) is collected under a combination of fixed and volumetric rates set by the PSCW based on “normal weather.” As a result of weather-sensitive demand and volumetric rates, a portion of MGE’s gas margin is at risk for warmer than normal weather in the winter. MGE may use weather derivatives, pursuant to its risk management program, to reduce the impact of weather volatility on its gas margins. Such weather risk could have an adverse effect on our results of operations and on our ability to pay dividends on our common stock.

Regulatory Recovery Risk

     MGE burns natural gas in several of its peak electric generation facilities as a supplemental fuel, and in many cases, the cost of purchased power is tied to the cost of natural gas. MGE bears significant regulatory risk for the recovery from customers of such fuel and purchased power costs when they are higher than the base rate established in its current rate structure.

Equity Price Risks

     MGE currently funds its liabilities related to employee benefits through contributions to, and investment earnings on, trust funds. Changes in the market value of the employee benefits trust funds affect MGE’s expense and annuity payment.

Credit Risks

     Credit risk is the loss that may result from counterparty nonperformance. MGE Energy, through MGE, is exposed to credit risk primarily through its merchant energy business. Failure of such counterparties to perform may result in increased expenses for MGE and may negatively impact the dividend we receive from MGE and thus on our results of operations and our ability to pay dividends on our common stock.

PROJECT RISKS

West Campus Facility

     MGE Power, LLC, a wholly owned subsidiary of MGE Energy, together with the University of Wisconsin-Madison, expects to develop and build a natural gas-fired cogeneration plant to help meet the future needs of the University and MGE customers. The facility will produce steam heat and chilled water air conditioning for the University and up to 150 MW of electricity to meet demand in the Madison area. The West Campus project remains subject to regulatory approval and the financing arrangements for the project have not been finalized. Regulatory, financing and construction requirements or delays may have an adverse effect on our financial results.

Elm Road Facility

     Through MGE Power, LLC, we also have an option (subject to regulatory approvals and other contingencies) to obtain a 1/12th equity interest in up to three coal-fired base-load generating facilities that are a part of Wisconsin Energy Corporation’s Power the Future proposal. The proposal includes three 600 MW coal-fired generating units, and our option permits us to obtain an ownership interest equivalent to no more than 150 MW of generating capacity. We have not entered into definitive agreements relating to the ownership or operation of the Power the Future project, and there can be no assurance that such units will be constructed or that we will exercise our option to participate in any or all of the units.